SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP. PRFD

                    GAMCO INVESTORS, INC.
                                 2/02/01              300            79.0000
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 1/22/01              100            76.7500
                                12/18/00            1,000            76.0000
                         GABELLI CONVERTIBLE SECURITIES FUND
                                 1/04/01            1,000            75.0000
                                 1/02/01              400            75.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.